UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 26, 2008

MobiClear, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-10822	25-1229323
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)		Identification No.)

27th Floor, Chatham House
Salcedo Village, Makati City
Philippines		1227
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code:		632-884-1793

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01—COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On June 26, 2008, MobiClear Inc. purchased three new security products from Bastion Payment Systems.

The Bastion products include an application firewall system, a dynamic DNS request system, and an anti-DDOS system. A firewall is one of the fundamental tools of network security, screening all inbound and outbound traffic from a computer network. The system developed and introduced by Bastion is both scalable on multiple hardware platforms yet sophisticated enough to examine packets at the application layer.

The DNS request system allows for digital data that is managed and stored through servers to be more accessible to consumers by increasing the number of multiple IP addresses available. The anti-DDOS system reduces the possibility of success of a Distributed Denial of Service attack on an on-line business.

As consideration for the purchase of the security products, MobiClear agreed to issue to Bastion 5,000,000 shares of its common stock immediately following the effectiveness of the 250-to-one reverse split of MobiClear’s common stock, which is currently scheduled to occur at the end of the business day on Friday, July 11, 2008. See Item 5.03 below.

Simeon Ung, a director of MobiClear, is also the Vice Chairman and a stockholder of Bastion. Mr. Ung abstained from the decision to approve the transaction. Accordingly, the purchase price was not determined as a result of arm’s-length negotiations. The parties determined the purchase price in response to their assessment of the potential market for the products and the importance of the products to MobiClear’s plans going forward and in order to implement the business term of the transaction that Bastion hold an approximately one-third interest in MobiClear following the transaction.

ITEM 3.02—UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the purchase of the security products identified above, MobiClear agreed to issue Bastion 5,000,000 shares of its common stock immediately following the effectiveness of the 250-to-one reverse split currently scheduled to be effective at the close of business on July 11, 2008. No general solicitation was used in this transaction, which was negotiated directly with MobiClear’s executive officers. The recipient of the common stock represented in writing that it was not a resident of the United States, acknowledged in writing that the securities constituted restricted securities, and consented to a restrictive legend on the certificates to be issued. This transaction was made in reliance on Regulation S.

ITEM 5.03—AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On June 24, 2008, MobiClear Inc. filed Articles of Amendment with the Pennsylvania Corporation Bureau effecting a 250-to-one reverse split scheduled to be effective at the close of business on July 11, 2008. This amendment was adopted by MobiClear’s board of directors without stockholder approval pursuant to the Second Amended Joint Plan of Reorganization approved by the United States Bankruptcy Court for the Western District of Pennsylvania in its Order of October 14, 2004.

Forward-Looking Statements

This report contains statements about the future, sometimes referred to as “forward-looking” statements. Forward-looking statements are typically identified by the use of the words “believe,” “may,” “should,” “expect,” “anticipate,” “estimate,” “project,” “propose,” “plan,” “intend,” and similar words and expressions. MobiClear intends that the forward-looking statements will be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements that describe MobiClear’s future strategic plans, goals, or objectives are also forward-looking statements.

Although MobiClear has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause the forward-looking statements not to come true as described in this report. These forward-looking statements are only predictions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially. While MobiClear believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance, or achievements. The forward-looking information is based on present circumstances and on MobiClear’s predictions respecting events that have not occurred, that may not occur, or that may occur with different consequences from those now assumed or anticipated. For a discussion of additional contingencies and uncertainties to which information respecting future events is subject, see MobiClear’s Annual Report on Form 10-KSB for the year ended December 31, 2007, and other SEC reports.

ITEM 9.01—FINANCIAL STATEMENTS AND EXHIBITS

The following are filed as exhibits to this report:

Exhibit Number	Title of Document	Location

3	Articles of Incorporation and Bylaws
3.22	Amendment to Articles of Incorporation as as filed with Pennsylvania Department of State Corporate Bureau	Attached.

10	Material Contracts
10.13	Asset Purchase and Sale Agreement made June 26, 2008, between Bastion Payment Systems Corporation and MobiClear Inc.	Attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOBICLEAR, INC. Registrant

Date: July 2, 2008	By:	/s/ Kenneth G.C. Telford
Kenneth G.C. Telford
Chief Financial Officer

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